SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	November 30, 2007

Commission file number: 0-13888

CHEMUNG FINANCIAL CORPORATION (Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-123703-8 (I.R.S. Employer Identification No.)

One Chemung Canal Plaza, Elmira, NY 14901
 (Address of principal executive offices) (Zip Code)

(607) 737-3711
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(B) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 30, 2007, Chemung Canal Trust Company (the "Company"), a wholly owned subsidiary of Chemung Financial Corporation, entered into a purchase agreement (the "Purchase Agreement") with Manufacturers and Traders Trust Company ("M&T Bank"), whereby the Company has agreed to purchase three branches from M&T Bank under the terms set forth in the agreement which is included (excluding confidential portions) with this report as Exhibit 2.1.

Pursuant to the Purchase Agreement, the Company will assume the deposit liabilities and acquire the loans and other assets associated with the three branch offices. There are presently approximately $100 million in deposits and $15 million in loans at the three branch offices. The Company will pay a weighted deposit premium of 12.95%.

A press release dated December 3, 2007 announcing the execution of the Purchase Agreement is included as Exhibit 99.1 to this report.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.
2.1	Purchase Agreement dated November 30, 2007 by and between the Company and M&T Bank
99.1	Press Release dated December 3, 2007 announcing the proposed acquisition by the Company of certain branches of M&T Bank.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHEMUNG FINANCIAL CORPORATION

December 4, 2007	By: Ronald M. Bentley

Ronald M. Bentley
President & Chief Executive Officer